FIRST AMENDMENT TO THE
OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN

This First Amendment (the “First Amendment”) to the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan (the “Plan”), is made effective as of July 14, 2016 (the “Amendment Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, Occidental Petroleum Corporation, a Delaware corporation (the “Company”), previously adopted the Plan;
WHEREAS, Section 8 of the Plan provides, among other things, that, subject to certain exceptions, the Board may amend the Plan without the consent of the Company’s stockholders and the Committee may amend an outstanding Award granted under the Plan without the consent of Participants under the Plan; and
WHEREAS, (i) the Board desires to amend the Plan in order to enable the Company to withhold amounts of withholding and other taxes due with respect to an Award (including outstanding Awards) from shares of Stock (including shares of Stock otherwise issuable under an Award) at the maximum statutory withholding rate applicable to a Participant and (ii) the Committee desires to establish certain withholding procedures with respect to outstanding Awards granted on or before the Amendment Effective Date, in each case, pursuant to the First Amendment.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of the Amendment Effective Date, as set forth below:

1.    Section 9(b) of the Plan shall be deleted in its entirety and replaced with the following:

“(b) Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine the form of payment of such tax withholding obligations, including without limitation cash or cash equivalents, Stock (including previously owned shares or through a cashless or net settlement or a broker-assisted sale or other reduction of the amount of shares otherwise issuable pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. This shall include authority to, in the discretion of the Committee with respect to any Participant who is subject to Rule 16b-3 (which Committee, for these purposes, shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management), withhold, sell or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis; provided, that if such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall not exceed the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of such obligations determined based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

2.    The Award Agreement for each outstanding Award that was granted on or before the Amendment Effective Date is hereby deemed to be amended to reflect Section 9(b) of the Plan, as amended by the First Amendment, and that, unless (a) specifically provided otherwise in the future by an action of the Committee (which action may not be delegated to the Company’s management), or (b) a Participant provides official notification to the Company to apply a different applicable withholding rate, the Company shall withhold all applicable tax-related items legally payable by the Participant upon the vesting, settlement or exercise, as applicable, of the outstanding Award from any cash and shares of Stock that are to be paid or issued to the Participant pursuant to the Award, in any combination as determined by the Committee in accordance with the terms of the applicable Award Agreement based on the Participant’s applicable minimum statutory withholding rate at the time such tax obligations are due.

FURTHER RESOLVED, that except as amended hereby, the Plan and each outstanding Award Agreement shall continue to read in their current states and are specifically ratified and reaffirmed.

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